UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)

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KOHL’S CORPORATION
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THE FOLLOWING IS A COMMUNICATION BY MICHELLE GASS TO

ASSOCIATES ON MARCH 8, 2022

The following legend preceded the video:

Important Shareholder Information and Where You Can Find It

Kohl’s has filed a preliminary proxy statement and form of BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2022 Annual Meeting of shareholders (the “Preliminary Proxy Statement” and such meeting the “2022 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Details concerning the nominees of Kohl’s Board of Directors for election at the 2022 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT TO BE FILED IN CONNECTION WITH THE 2022 ANNUAL MEETING, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Preliminary Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.

Hi Kohl's team. Before I start my Q4 Town Hall meeting, I want to spend a few minutes addressing the recent news surrounding activist investors taking a position in Kohl’s. While I’ve shared email messages with the company, I want to reiterate the message here.

As you are aware, Macellum –– one of our shareholders –– publicly announced that they will seek to replace certain members of our Board of Directors. As many of you know, we went through a similar experience with Macellum in 2021. This kind of investor activism is common for publicly traded companies.

While we find the activist's claims and critiques to be uninformed and misleading, Macellum is continuing to actively make public announcements and garner additional media coverage. We can expect to see more media speculation in the coming weeks and months.

On the earnings call last week, we also shared a brief update on the Board's efforts to evaluate the expressions of interest in acquiring the company. As I’ve shared before on this topic, these expressions of interest in Kohl’s are a reflection of our strong position and growth potential.

The Board is continuing to pursue all reasonable opportunities to drive value, consistent with its fiduciary duties. Last week, we publicly reiterated that we have a strategic and financial plan that will deliver substantial value. Our Board is testing and measuring that plan against other alternatives.

The Board's approach is robust and intentional. As we announced in early February, we retained the investment firm, Goldman Sachs, to engage with interested parties. I can assure you that I will update you as appropriate and I don’t have any additional updates at this time.

We’re focused on our strategy, we have great confidence in our future, and I’m excited to spend the rest of this Town Hall talking about the strategies we have underway and our path forward. So let’s jump into the Town Hall.

THE FOLLOWING IS AN ARTICLE PUBLISHED BY BARRON’S

March 8th, 2022: Barron’s (Teresa Rivas): After Plunging 13%, Kohl’s Stock Is Holding Steady Today. Thank the Many Suitors.

Kohl’s stock got a reprieve early Tuesday after the department-store chain disclosed late Monday that it had attracted more than 20 potential suitors before ultimately rejecting takeover bids. The move, coming after yesterday’s 13% plunge, demonstrates how many investors are still hoping for a sale, although it wasn’t enough to keep the stock from sliding again.

Kohl’s (ticker: KSS) said in a regulatory filing that advisor Goldman Sachs had talked to more than 20 interested parties since the start of the year, and that some had gone as far as to sign confidentiality agreements that allowed them to access some of Kohl’s financial data.

Kohl’s would go on to reject two takeover bids, arguing that the offers it received were too low. Some analysts agreed with that position, but the company is also under pressure from activist investors that want to see more change.

Kohl’s outlined its plans to remain an independent company on Monday during its investor day, and Chief Financial Officer Jill Timm told Barron’s that the company was setting in motion strategies for long-term growth, citing its growing dividend and expanding partnership with beauty brand Sephora.

Nevertheless, the stock plunged 13% in trading Monday following the event. As Barron’s noted, investors who want the company to sell itself have little interest in Kohl’s long-term strategic goals. If anything, those are ongoing impediments and speak to management’s determination to turn down strategic alternatives.

The shares initially popped about 3% but were down 0.2%, at $51.06, in recent trading. Some of the early gains may have been a bounceback from yesterday, but it could be explained in part by the information revealed in the proxy as well. The high level of interest could have investors hoping that at least one potential buyer might still win out.

Kohl’s investor day presentation included a lot of positive developments, but the company’s targets weren’t far off what the Street is already modeling. While it’s likely prudent for Kohl’s to be conservative in its guidance, especially given the difficult outlook for consumer-discretionary stocks, the targets were unlikely to impress those who favor a sale, and didn’t get much new fodder to bulls.

Important Shareholder Information and Where You Can Find It

Kohl’s has filed a preliminary proxy statement and form of BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2022 Annual Meeting of shareholders (the “Preliminary Proxy Statement” and such meeting the “2022 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Details concerning the nominees of Kohl’s Board of Directors for election at the 2022 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT TO BE FILED IN CONNECTION WITH THE 2022 ANNUAL MEETING, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Preliminary Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.